Exhibit 10.5

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

Dated as of April 22, 2014

by and among

Victory Electronic Cigarettes Corporation,

and

THE PURCHASERS LISTED ON EXHIBIT A

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT dated as of April 22, 2014 (this “Agreement”) is by and among Victory Electronic Cigarettes Corporation, a Nevada corporation (the “Company”) and  each of the purchasers whose names are set forth on Exhibit A attached hereto (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS:

A.           The Company has authorized the issuance of senior secured convertible notes of the Company designated as “6% Senior Secured Convertible Notes”, in individual principal amounts corresponding with the amount set forth opposite each Purchaser’s name on Exhibit A and in an aggregate principal amount of $24,175,824 in substantially the form attached hereto as Exhibit B (the “Notes”) which Notes shall be convertible into the Company’s common stock, $0.001 par value per share (the “Common Stock”), in accordance with the terms of the Notes (as converted, collectively, the “Conversion Shares”).

B.           The Company and the Purchasers will enter into a registration rights agreement in substantially the form attached hereto as Exhibit C (together with all attachments and exhibits thereto, as each may be amended or modified from time to time, the “Registration Rights Agreement”) pursuant to which the Company will agree to register the Conversion Shares and any other shares of Common Stock issuable upon any redemption of the Notes as provided therein (the “Stock Payment Shares”) on Form S-1 (or, if the Company is then eligible, on Form S-3) with the Securities and Exchange Commission (the “SEC”).

C.           The Notes will be secured by a first priority security interest in all of the assets of the Company’s wholly owned subsidiary, Must Have Limited, a private limited company incorporated under the laws of England and Wales (“Must Have”) as evidenced by one or more security agreements in substantially the form(s) attached hereto as Exhibit D  and by a pledge of the Company’s right, title and interest in and to the outstanding shares of capital stock of Must Have in the form provided to the Company (together with all attachments and exhibits thereto, as each may be amended or modified from time to time, the “Security Documents”).

D.           The Notes will be guaranteed by Must Have pursuant to a Guarantee in substantially the form attached hereto as Exhibit E.

E.           Each Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate amount of Notes set forth opposite such Purchaser’s name on Exhibit A hereto:

F.           The Notes, the Conversion Shares and the Stock Payment Shares, are collectively referred to herein as the “Securities”.

NOW, THEREFORE, in consideration of the foregoing premises and in reliance on the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF SECURITIES

1.1. Purchase and Sale of Securities.

(a) Purchase and Sale of Securities.   Subject to the satisfaction (or waiver) of the conditions set forth herein, the Company shall issue and sell to each Purchaser, and each Purchaser severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below) the aggregate principal amount of Notes as is set forth opposite such Purchaser’s name in Exhibit A.  The aggregate purchase price for the Notes shall be $22,000,000.

(b) The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), including Rule 506 of Regulation D promulgated thereunder.

1.2. Purchase Price and Closing.  (a)  Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to each Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, each Purchaser severally, but not jointly, agrees to purchase the Notes set forth opposite such Purchaser’s name on Exhibit A for the amount to be paid by such Purchaser for the Notes as specified on Exhibit A (as to each Purchaser, the “Purchase Price”).  At the Closing (as defined below), each Purchaser shall deliver an amount equal to its respective Purchase Price by wire transfer of immediately available funds to the account or accounts designated by the Company.

(b) The Closing under this Agreement (the “Closing”) shall take place on the date hereof or such other date as the parties may mutually agree (the “Closing Date”), provided, that all of the conditions set forth in Article 4 hereof have been fulfilled or waived in accordance herewith.  The Closing shall take place at the offices of Kleinberg, Kaplan, Wolff & Cohen, P.C., 551 Fifth Avenue, 18th Floor, New York, New York  10176 at 10:00 a.m. New York Time, or at such other time and place as the parties may agree.  Subject to the terms and conditions of this Agreement, at the Closing the Purchasers shall purchase and the Company shall issue and deliver or cause to be delivered to each Purchaser the Notes for the applicable amounts set forth opposite the name of such Purchaser on Exhibit A hereto.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1. Representations and Warranties of the Company.  Except as otherwise disclosed or incorporated by reference in the Company’s Current Report on Form 8-K for the period dated June 25, 2013 (as amended, the “Jumbo 8-K”), any quarterly or current report, or proxy statement filed by the Company with the SEC pursuant to the reporting requirements of the 1934 Act subsequent to the filing of the Jumbo 8-K and prior to the date of this Agreement (in each case, including any supplements or amendments thereto) (the “Reports”) and except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby represents and warrants to the Purchasers, as of the date of this Agreement and as of the Closing Date as follows:

(a) Organization, Good Standing and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  The Company and each Subsidiary (as defined below) is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect (as defined below).  For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, prospects, or condition (financial or otherwise) of (i) Must Have or (ii) the Company and its Subsidiaries taken as a whole and/or any condition, circumstance, or situation that would prohibit in any material respect the ability of the Company to perform any of its obligations under this Agreement or any of the other Transaction Documents (as defined below) in any material respect.

(b) Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Notes, the Security Documents, the Registration Rights Agreement, the Guarantee, and each other agreement, instrument and certificate executed and delivered by the Company or a Subsidiary thereof in connection with the foregoing (including the Security Documents, as such term is defined in the Security Agreement) (collectively, the “Transaction Documents”) and to issue and sell the Securities in accordance with the terms hereof.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required.  When executed and delivered by the Company, each of the Transaction Documents shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Capitalization.  The authorized capital stock and the issued and outstanding shares of capital stock of the Company as of the date of this Agreement is set forth in the Reports.  All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly and validly authorized.  No shares of Common Stock or any other security of the Company were issued in violation of any preemptive rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company.  Furthermore, there are no equity plans, contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company, except as set forth on Schedule 2.1(c). Except as set forth on Schedule 2.1(c), the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person or entity with respect to any of its equity or debt securities.  Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities, the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company.  For purposes of this Section 2.1 “knowledge” means the actual or constructive knowledge of the officers of the Company.

(d) Issuance of Securities.  The Notes to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Securities shall be validly issued and outstanding, fully-paid, non-assessable and free any clear of all Liens (as defined below) of any pre-emptive rights and rights of refusal of any kind.  When the Conversion Shares and/or Stock Payment Shares are issued in accordance with the terms of the Notes, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all Liens, encumbrances, pre-emptive rights and rights of refusal of any kind.

(e) No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Transaction Documents, and the consummation by the Company of the transactions contemplated by the Transaction Documents, and the issuance of the Securities as contemplated by the Transaction Documents, do not and will not (i) violate or conflict with any provision of the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) or Bylaws (the “Bylaws”), each as amended to date, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries’ respective properties or assets are bound, (iii) result in a violation of any foreign, federal, state or local statute, law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected, or (iv) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature below (each, a “Lien”) on any property or asset of the Company or its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or by which any of their respective properties or assets are bound, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, violations, acceleration, cancellations, creations and impositions as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, and in the case of clause (iv), a Permitted Lien.  Neither the Company nor any of its Subsidiaries is required under foreign, federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Securities in accordance with the terms hereof other than as required by the Registration Rights Agreement and any filings or approvals required from the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(f) SEC Documents, Financial Statements.  The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the Company, from and after the filing of the Jumbo 8-K has timely filed (or has received a valid extension of such time of filing and has filed any such Reports prior to the expiration of any such extension) all reports , schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “SEC Documents”).  At the times of their respective filings, the Reports complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder.  The Reports did not, and do not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with Regulation S-X and all other published rules and regulations of the SEC.  Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal  year-end audit adjustments).

(g) Subsidiaries.

(i) Schedule 2.1(g) sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person’s or entity’s ownership of the outstanding stock or other interests of such Subsidiary.  For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.  All the outstanding shares of capital stock (if any) of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.  There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock.  Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence, except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.   Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

(h) No Material Adverse Change.  Since January 1, 2014, (i) the Company has not experienced or suffered any event or series of events that, individually or in the aggregate, has had or reasonably would be expected to have a Material Adverse Effect; and (ii) no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(i) No Undisclosed Liabilities.  Neither the Company nor any Subsidiary has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the Company’s financial statements included in the Reports to the extent required to be so reflected or reserved against in accordance with GAAP, except for (i) liabilities that have arisen in the ordinary course of business consistent with past practice and that have not had a Material Adverse Effect, and (ii) liabilities that, individually or in the aggregate, have not had and would not reasonably be expected to have or result in a Material Adverse Effect.

(j) Indebtedness.  Schedule 2.1(j) hereto sets forth as of the Closing Date all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” except for trade debt incurred in the ordinary course of its business (provided that with respect Must Have, trade debt incurred in the ordinary course of business shall not exceed $2,000,000 in the aggregate at any time), shall include (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products, (c) all capital or equipment lease obligations or purchase money security interests that exceed $100,000 in the aggregate in any fiscal year, (d) all obligations or liabilities secured by a Lien (except for a Permitted Lien) on any asset of the Company, irrespective of whether such obligation or liability is assumed, other than capital or equipment leases and purchase money security interests in amounts excluded from disclosure under clause (c) above, and (e) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person or entity.

(k) Rank of Indebtedness. Except as set forth on Schedule 2.1(k), no Indebtedness of the Company or any of its Subsidiaries existing as of the Closing is senior to, or pari passu with, the Notes in right of payment or redemption, whether with respect to interest, damages or upon liquidation or dissolution or otherwise.

(l) Title to Assets.  Except as set forth on Schedule 2.1(l), each of the Company and the Subsidiaries has good and marketable title to all of its real and personal property which are material to the business of the Company, free and clear of any Liens, except for Permitted Liens and for those that would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.  All leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.

(m) Actions Pending.  Except as set forth on Schedule 2.1(m), there is no action, suit, inquiry claim, arbitration, alternate dispute resolution proceeding or other proceeding (collectively, “Proceedings”) pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto.  There are no material Proceedings pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets.  No Proceeding described in the Reports would, individually or in the aggregate, reasonably be expected, if adversely determined, to have a Material Adverse Effect.  There are no outstanding Proceedings, orders, judgments, injunctions, awards, decrees or, to the knowledge of the Company, investigations of any court, arbitrator or governmental, regulatory body, self-regulatory agency or stock exchange against the Company or any Subsidiary or, to the knowledge of the Company, any officers or directors of the Company or Subsidiary in their capacities as such, except for those that would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

(n) Compliance with Law.  Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, the Company and its Subsidiaries have been and are presently conducting their respective businesses in accordance with all applicable foreign, federal, state and local governmental laws, rules, regulations and ordinances.  The Company and each of its Subsidiaries have all material franchises, permits, licenses, consents and other material governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it except where any failures to possess the same would not individually or in the aggregate reasonably be expected to have or result in a Material Adverse Effect.  The Company has complied and will comply in all material respects with all applicable federal and state securities laws in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

(o) Taxes. The Company and each Subsidiary each has (i) timely filed all necessary federal, state, local and foreign tax returns, and all such returns were true, complete and correct, and (ii) paid all federal, state, local and foreign taxes, assessments, governmental or other charges due and payable for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any of its Subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to its knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) of this Section 2.1(o), that would not, singularly or in the aggregate, have a Material Adverse Effect.  The Company is not, nor has it been in the last two years, a U.S. real property holding corporation under Section 897 of the Code.  The Company and its Subsidiaries have not engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority.  The accruals and reserves on the books and records of the Company and its Subsidiaries in respect of tax liabilities are adequate to meet any assessments and related liabilities, and since December 31, 2012, the Company and its Subsidiaries have not incurred any liability for taxes other than in the ordinary course. For purposes of this Section 2.1(o), taxes shall include any and all interest and penalties.  The Company is not under a material audit by any taxing authority.

(p) Certain Fees.  Except as set forth on Schedule 2.1(p), the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(q) Disclosure. Except for the information concerning the transactions contemplated by this Agreement, the Company confirms that neither it nor any other person or entity acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information.  The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in the Securities.  Neither this Agreement nor the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(r) Intellectual Property.  Except as set forth on Schedule 2.1(r), the Company and its Subsidiaries own or possess the valid right to use all (i) valid and enforceable patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses,  trade secret rights (“Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trade marks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) necessary to conduct their respective businesses as currently conducted, and as proposed to be conducted and described in the Reports.  Neither the Company nor any of its Subsidiaries is infringing, misappropriating, or otherwise violating, valid and enforceable Intellectual Property Rights of any other person, and, except as set forth in the Reports, have not received written notice of any challenge, by any other person to the rights of the Company and its Subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company or any of its Subsidiaries.  Except as described in the Reports, the Company and its Subsidiaries’ respective businesses as now conducted do not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person.  All licenses for the use of the Intellectual Property Rights described in the Reports are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms.  The Company has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of any Intellectual Property license that has not been resolved, and to the knowledge of the Company there has been no unresolved breach or anticipated breach by any other person to any Intellectual Property license, except where such breach, singularly or in the aggregate, would not have a Material Adverse Effect.  There are no unresolved claims against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person, except to the extent that any such claim does not have a Material Adverse Effect.  The Company has taken reasonable steps to protect, maintain and safeguard its Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements.  The consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted.  The Company has taken the necessary actions to obtain ownership of all works of authorship and inventions made by its employees, consultants and contractors during the time they were employed by or under contract with the Company and which relate to the Company’s business. All key employees have signed confidentiality and invention assignment agreements with the Company.

(s) Environmental Compliance.  The Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities (whether foreign, federal, state or local), or from any other person or entity, that are required under any Environmental Laws, except where any such failures would not individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.  “Environmental Laws” shall mean all applicable foreign, federal, state and local laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature.   The Company and each of its Subsidiaries are also in compliance with all requirements, limitations, restrictions, conditions, standards, schedules and timetables required or imposed under all Environmental Laws, except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.  Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or may violate any Environmental Law or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation under any Environmental Law, or based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(t) Books and Records; Internal Accounting Controls.  The books and records of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary.  The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.

(u) Material Agreements.  True, complete and correct copies of each material contract of the Company or any Subsidiary required to be filed on a Current Report on Form 8-K, a Quarterly Report on Form 10-Q, or an Annual Report on Form 10-K, in each case pursuant to Item 601(a) and Item 601(b)(10) of Regulation S-K under the 1934 Act (the “Company Material Agreements”) are attached or incorporated as exhibits to the Reports.  Each of the Company Material Agreements is valid and binding on the Company and the Subsidiaries, as applicable, and in full force and effect.  The Company and each of the Subsidiaries, as applicable, are in all material respects in compliance with and have in all material respects performed all obligations required to be performed by them to date under each Company Material Agreement.  Neither the Company nor any Subsidiary knows of, or has received notice of, any material violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Company Material Agreement.

(v) Employees.  Except as set forth on Schedule 2.1(v), there is (A) no significant unfair labor practice complaint pending against the Company, or any of its Subsidiaries, nor to the knowledge of the Company, threatened against it or any of its Subsidiaries, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries, or, to the knowledge of the Company, threatened against it and (B) no labor disturbance by the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect.  Neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary required to be disclosed in the Reports that is not so disclosed.  No “named executive officer” (as defined in Item 402 of Regulation S-K) of the Company has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment with the Company or any Subsidiary.  The Company and each Subsidiary is in compliance with all foreign, federal, state and local laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, and employee benefits plans (including, without limitation, the Employee Retirement Income Securities Act of 1974, as amended), except where such non-compliance would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

(w) Transactions with Affiliates.  Except as set forth on Schedule 2.1(w), there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any Subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any person or entity owning at least 5% of the outstanding capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the SEC Documents or in the Company’s most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the SEC Documents or in such proxy statement.

(x) Absence of Certain Developments.  Except as set forth on Schedule 2.1(x), since the date on which the most recent Report was filed with the SEC through the date hereof, neither the Company nor any of its Subsidiaries has (i) issued or granted any securities other than options to purchase common stock pursuant to the Company’s stock option plan or securities issued upon exercise of stock options in the ordinary course of business, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction whether or not in the ordinary course of business, (iv) declared or paid any dividend on its capital stock, (v) suffered any material damage, destruction or casualty loss, whether or not covered by insurance, or (vi) suffered any losses or waived any rights of value, whether or not in the ordinary course of business, or suffered the loss of any amount of prospective business, which individually or in the aggregate would have a Material Adverse Effect.

(y) No Guarantees of Indebtedness.  Except as set forth on Schedule 2.1(y), the Company has not guaranteed (directly or indirectly) any Indebtedness of any Subsidiary or other person.

(z) Investment Company Act Status.  Neither the Company nor any Subsidiary is, nor as a result of and immediately upon the Closing will be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(aa) Independent Nature of Purchasers.  The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents.  The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

(bb) Dilutive Effect.  The Company understands and acknowledges that its obligation to issue the Securities pursuant to the Transaction Documents is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other shareholders of the Company.

(cc) DTC Status.  The Company’s transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Fast Automated Securities Transfer Program.  The name, address, telephone number, fax number, contact person and email of the Company transfer agent is set forth on Schedule 2.1(cc).

(dd) Governmental Approvals.  Except as set forth on Schedule 2.1(dd), except for the filing of the Registration Statement pursuant to the Registration Rights Agreement and the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws or by  FINRA (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the performance by the Company of its obligations under the Transaction Documents.

(ee) Insurance.  The Company and each of its Subsidiaries carry or are covered by insurance in such amounts and covering such risks as management of the Company believes to be prudent.  Neither the Company nor any such Subsidiary has been refused any material insurance coverage sought or applied for and the Company does not have any reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have or result in a Material Adverse Effect.

(ff) Trading Activities.  It is understood and acknowledged by the Company that none of the Purchasers has been asked to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Conversion Shares or the Stock Payment Shares for any specified term.  The Company further understands and acknowledges that one or more Purchasers may engage in hedging and/or trading activities at various times during the period that the Conversion Shares or the Stock Payment Shares, are outstanding, including, without limitation, during the periods that the value of the Conversion Shares, the Stock Payment Shares are being determined and such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted.

(gg) Certain Business Practices.  None of the Company or any Company Subsidiary or, to the Company’s knowledge, any director, officer, agent, employee or other person or entity acting for or on behalf of Company or any Subsidiary has violated the U.S. Foreign Corrupt Practices Act of 1977, as amended or to the knowledge of the Company, anti-corruption laws applicable to the Company or any Subsidiary.

(hh) Shell Company Status.  The Company is not currently, and has not been since the filing of the Jumbo 8-K, an issuer of the type described in paragraph (i) of Rule 144 under the Securities Act.

(ii) No Integrated Offering.  Based on the representations of the Purchasers set forth in Section 2.2, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Notes pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Notes to be integrated with other offerings if to do so would prevent the Company from selling Notes pursuant to Regulation D and Rule 506 thereof under the Securities Act or otherwise prevent a completed offering of Securities hereunder.

(jj) Trading Market.  The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the OTC Bulletin Board (the “Principal Market”).  The Company has not, in the preceding twelve (12) months, received notice from the Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(kk) Solvency.  Based on the consolidated financial condition of the Company and its Subsidiaries taken as a whole, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.

(ll) No Additional Representations.  The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated by this Agreement other than those specifically set forth in Section 2.2 hereof. The Company further acknowledges and agrees that the representations contained in Section 2.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or any other Transaction Document or the consummation of the transactions contemplated hereby or thereby at or prior to the Closing.

2.2. Representations and Warranties of the Purchasers.  Each of the Purchasers hereby represents and warrants to the Company with respect solely to itself and not with respect to any other Purchaser as follows as of the date hereof and as of the Closing Date:

(a) Organization and Standing of the Purchasers.  If the Purchaser is an entity, such Purchaser is a corporation, limited liability company, partnership or limited partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power.  Each Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase Notes being sold to it hereunder.  The execution, delivery and performance of the Transaction Documents by each Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its board of directors, stockholders, members or partners, as the case may be, is required.  When executed and delivered by the Purchasers, the Transaction Documents shall constitute valid and binding obligations of each Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) No Conflicts.  The execution, delivery and performance by each Purchaser of the Transaction Documents to which it is a party and the consummation by each Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations that would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(d) Certain Fees. Except as set forth on Schedule 2.2(d), the Purchasers have not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(e) Accredited Investor.  Each Purchaser is an “accredited investor” (as defined in Rule 501 of Regulation D), and such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities.  Each Purchaser is purchasing the Notes for its own account, not with a view toward the distribution thereof; provided, however, the foregoing representations shall not be deemed to limit a Purchaser’s ability to resell the Securities in accordance with applicable securities laws.   Each Purchaser is sophisticated with respect to its purchase of the Securities.

(f) No General Solicitation.  Each Purchaser represents that it is not purchasing the Securities in response to a general solicitation or a published advertisement in connection with the offer and sale of the Securities.

ARTICLE 3

COVENANTS AND AGREEMENTS

Unless otherwise specified in this Article, for so long as any Notes remain outstanding, and between the date hereof and the Closing Date, the Company covenants with each Purchaser as follows, which covenants are for the benefit of each Purchaser and their respective permitted assignees.

3.1. Compliance with Laws; Commission.    The Company shall take all necessary actions and proceedings as may be required by applicable law, rule and regulation, for the legal and valid issuance (free from any restriction on transferability under federal securities laws) of the Securities to the Purchasers or their respective subsequent holders.

3.2. Registration and Listing.  The Company shall use its reasonable best efforts to cause its Common Stock to continue to be registered under Sections 12(g) or Section 12(b) of the 1934 Act, to comply in all material respects with its reporting and filing obligations under the 1934 Act and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the 1934 Act or Securities Act even if the rules and regulations thereunder would permit such termination.  The Company will use its reasonable best efforts to continue the listing or trading of its Common Stock on the Principal Market.

3.3. Keeping of Records and Books of Account.  The Company shall use reasonable best efforts to keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

3.4. Other Agreements.  The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company to perform under any Transaction Document.  The Company shall comply with each of its obligations, covenants and agreements under the other Transaction Documents in all material respects.

3.5. Use of Proceeds.  The proceeds from the sale of the Securities hereunder shall be used by the Company for acquisitions, fees, costs and expenses of the transactions contemplated and general corporate and working capital purposes.

3.6. Pledge of Securities.  The Company acknowledges and agrees that the Securities may be pledged by the Purchasers in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Purchasers shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company, at the applicable Purchaser’s expense hereby agrees to execute and deliver such documentation as the Purchasers may reasonably request in connection with a pledge of the Securities by the Purchasers.

3.7. Disclosure of Transaction.

(a) Notwithstanding Section 3.8(b) hereto, except for press releases and public statements as may upon the advice of outside counsel be required by law or the rules or regulations of the Principal Market or the SEC (“Required Disclosures”), the Company shall consult with the Purchasers before issuing any press release or Current Report on Form 8-K with respect to the Transaction Documents or the transactions contemplated thereby and shall not issue any such press release, Current Report on Form 8-K or make any public statements (including any non-confidential filings with governmental entities that name another party hereto) without the prior consent of the Purchasers, which consent shall not be unreasonably withheld or delayed.  In the case of any Required Disclosure, the Company shall provide the Purchasers with prior notice of such Required Disclosure and use its reasonable best efforts to consult with and coordinate such Required Disclosure with the Purchasers.  Unless the Company and the Purchasers otherwise agree, the Company shall only include in a Required Disclosure such information that is legally required to be disclosed upon the advice of counsel.

(b) The Company shall, subject to Section 3.8(a) hereto, (a) within two business days following the Closing Date, issue a press release disclosing the material terms of the transactions contemplated hereby and any other material non-public information provided to the Purchasers by the Company prior to the date hereof, and (b) within four business days, file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the SEC. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.

3.8. Disclosure of Material Information; No Obligation of Confidentiality.

(a) The Company covenants and agrees that neither it nor any other person or entity acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.    In the event of a breach of the foregoing covenant by the Company, or any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Company shall publicly disclose any material, non-public information in a Current Report on Form 8-K within one business day following the date that it discloses such information to any Purchaser or such earlier time as may be required by Regulation FD or other applicable law.

(b) No Purchaser shall be deemed to have any obligation of confidentiality with respect to (i) any non-public information of the Company deliberately disclosed to such Purchaser in breach of Section 3.8(a) (whether or not the Company files a Current Report on Form 8-K as provided above), (ii) the fact that any Purchaser has exercised any of its rights and/or remedies under the Transaction Documents or (iii) any information obtained by any Purchaser as a result of exercising any of its rights and/or remedies under the Transaction Documents.    In further addition, no Purchaser shall be deemed to be in breach of any duty to the Company and/or to have misappropriated any non-public information of the Company, if such Purchaser engages in transactions of securities of the Company, including, without limitation, any hedging transactions, short sales or any derivative transactions based on securities of the Company while in possession of such non-public information.

(c) Any Form 8-K, including all exhibits thereto, filed by the Company pursuant to Section Section 3.8(a) shall be subject to prior review and comment by the applicable Purchasers.

(d) From and after the filing of any such Form 8-K pursuant to Section 3.8(a) with the SEC, no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents that is not disclosed in such Form 8-K filed pursuant to Section 3.8(a).

(e) Anything herein to the contrary notwithstanding, each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any of its affiliates acting on its behalf or pursuant to any understanding with it will execute any short sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 3.7 (a “Prohibited Short Sale”).  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 3.7, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules.  Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 3.7, (ii) except for a Prohibited Short Sale, no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 3.7 and (iii) no Purchaser shall have any duty of confidentiality to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 3.7.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

3.9. Financial Covenants.  Subject to the following sentence, the Company shall cause Must Have to maintain, at all times, at least $15,000,000 of unrestricted cash (net of any taxes payable with respect to 2013) on deposit in the deposit account maintained by NatWest subject to the terms of the Debenture, dated as of April 22, 2014, by and between Must Have and [                       ] (the “Debenture”).  For the avoidance of doubt, such amount of restricted cash maintained pursuant to the Debenture shall be reduced pursuant to any Must Have Redemption Amount (as defined in the Note) paid pursuant to Section 7(b)(ii)(2) of the Note.

3.10. Amendments to Charter Documents.  The Company shall not, without the consent of the Purchasers amend or waive any provision of the Certificate of Incorporation or Bylaws of the Company whether by merger, consolidation or otherwise in any way that would materially adversely affect any rights of the holder of the Securities.  For the avoidance of doubt, the Company is not prohibited from amending or waiving any provision of the Certificate of Incorporation or Bylaws of the Company in a way that would not materially adversely affect any rights of the holder of the Securities.

3.11. No Pledge.  The Company shall not, and shall cause each Subsidiary not to, create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance, hypothecation or other grant of security interest, whether direct or indirect, voluntary or involuntary or by operation of law on any of the business assets and/or property of Must Have (“Pledge Limitations”) without the prior written consent of the Purchasers.  Such Pledge Limitations shall not apply to any Permitted Liens.  “Permitted Liens” shall mean: (i) liens imposed by law for taxes, assessments or charges or levies of any governmental authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (ii) liens of landlords and liens of carriers, warehousemen, suppliers, mechanics, materialmen and other liens in existence on the date hereof or thereafter imposed by law and created in the ordinary course of business; (iii) liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts, statutory obligations and other similar obligations, (iv) easements (including, without limitations, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded) and interest of ground lessors, which do not interfere materially with the ordinary conduct of the business of the Company, and (v) letters of credit or deposits in the ordinary course to secure leases, except to the extent any of the foregoing clauses (i) – (v) would be expected to result in a Material Adverse Effect.

3.12. Indebtedness.  The Company shall cause Must Have not to, directly or indirectly, enter into, create, incur, assume or suffer to exist any Indebtedness of any kind without the prior written consent of the Purchasers.

3.13. No Guarantees of Indebtedness.  The Company will cause Must Have not to guarantee (directly or indirectly), any Indebtedness of the Company, any Subsidiary or any other person.

3.14. [Intentionally Omitted]

3.15. Amendment to Acquisition Documents.  The Company shall not, and shall cause Must Have not to, amend any provision of the Acquisition Documents (as defined below) to which it is a party, if such amendment would materially adversely effect the rights of the Purchasers,without the prior written consent of the Purchasers.  “Acquisition Documents” means (i) the Agreement to Buy the Shares in Must Have Limited, by and between the Company and the other persons named therein, dated as of the date hereof (the “Acquisition Agreement”), (ii) the Loan Note Instrument by the Company, dated as of the date hereof, (iii) the Guarantee, by and between Must Have the other persons named therein, dated as of the date hereof and (iv) the Debenture, by and between Must Have and [                         ], as security trustee thereunder, dated as of the date hereof.

3.16. [Intentionally Omitted]

3.17. Restricted Payments.  The Company will not, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment (as defined herein), except for Restricted Payments made by any Subsidiary to the Company.  Notwithstanding the foregoing, the Company shall not permit or cause Must Have to make any Restricted Payment to the Company or any other parent entity of Must Have, which shall, for the avoidance of doubt, be prohibited by this Section 3.17, without the express prior written consent of the Purchasers or as otherwise provided in the Security Documents.  “Restricted Payments” shall mean for any Person, (a) any dividend or distribution on any class of its capital stock, (b) any payment on account of, or the setting apart of assets for a sinking or other analogous fund, or the purchase, redemption, retirement, defeasance or other acquisition of any shares of its capital stock or any options, warrants, or other rights to purchase its capital stock, whether now or hereafter outstanding and (c) any payment, repayment, redemption, retirement, repurchase or other acquisition, direct or indirect, of, on account of, or in respect of, the principal of any Indebtedness that is subordinated to the obligations arising under the Notes (or any installment thereof) prior to the regularly scheduled payment date thereof (as in effect on the date such Indebtedness was originally incurred).  In addition, the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than Permitted Senior Indebtedness set forth in Schedule 3.17), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.  The Company shall not prepay the FIN Notes (as defined below) or other Indebtedness of the Company prior to the scheduled maturity date thereof, except that with respect to the FIN Notes, the Company may prepay all or a portion of the FIN Notes to the extent a Registration Statement is filed and declared effective with the SEC  with respect to  the registration of securities of the Company equal to or in excess of $40,000,000.  If any holder of the FIN Notes (a “FIN Noteholder”) declares an event of default thereunder in accordance with the terms thereof due to the Company’s failure to pay all or any portion of the cash amounts payable on the scheduled maturity date thereof, the Company shall issue to the Purchasers, at no cost or expense to the Purchasers, the greater of (i) an aggregate of 500,000 shares of Common Stock or (ii) the amount of Common Stock issued or issuable to the FIN Noteholders in their capacity as FIN Noteholders.  Such shares of Common Stock shall be issued by the Company to the Purchasers within ninety (90) days following any declaration by a FIN Noteholder of an event of default under the FIN Notes.

3.18. [Intentionally Omitted]

3.19. Additional Funding.

(i) The Company or any of its Subsidiaries may consider, from time to time after the Closing Date, additional capital to fund a subsequent strategic or other acquisition transaction (an “Acquisition Transaction”).  If the Company or any such Subsidiary requires such additional funding (a “Funding Requirement”), the Company shall provide the Purchaser with a written request (a “Funding Request”) which shall (i) specify the amount of funding so needed to meet such Funding Requirement, (ii) set forth in reasonable detail the purpose and anticipated use of proceeds of such Funding Request, and (iii) specify the estimated closing date for such Acquisition Transaction (the “Acquisition Closing”) (the date of the Acquisition Closing is referred to herein as the “Acquisition Closing Date”).

(ii) If the Purchaser shall receive a Funding Request from the Company, the Purchaser or any of its affiliates shall have the exclusive right, but not the obligation, to fund up to the aggregate amount requested by the Company in such Funding Request.  Such right may be exercised by the Purchaser or any of its affiliates by delivering to the Company within five (5) days of the date of the Funding Request, a written notice (an “Exercise Notice”) setting forth the total amount that the Purchaser or its affiliate(s) wish to invest on the Acquisition Closing Date (which amount can be less than the total Funding Request but cannot exceed the amount in such Funding Request).  Any such investment shall be on substantially similar terms as the investment contemplated by this Agreement and the other Transaction Documents mutatis mutandis.  Alternatively, in response to a Funding Request, the Purchaser may provide the Company with written notice (a “Decline Notice”) indicating that the Purchaser and its affiliates will not provide any financing pursuant to such Funding Request, in which case the Company shall be free to approach other third party financing sources to meet its Funding Requirement in an amount up to, but not exceeding, the amount specified in such Funding Request.  If the Purchaser shall fail to deliver an Exercise Notice within the five (5) day period specified above, the Purchaser shall be deemed to have delivered a Decline Notice in respect of the Funding Request.

(iii) The funding rights set forth in this Section 3.19 shall terminate on the date that is three (3) months following the Closing Date.

3.20. Minimum EBITDA.  The Company shall cause Must Have to maintain a minimum EBITDA of $700,000 each month measured at the last day of each month following the Closing Date.  The Company shall cause Must Have to prepare Management Accounts in respect of each calendar month and supply each set of such Management Accounts to the Purchasers, within one Business Day of the same becoming available.  The Company  represents and warrants on each occasion that it supplies Management Accounts to the Purchasers such Management Accounts have been prepared in accordance with accounting standards, policies, principles and practices generally accepted in the United Kingdom and in accordance with the applicable law and fairly represent the assets and liabilities and the profits and losses as at the date for which they have been prepared.  For purposes of this Section 3.20, the following defined terms have the following meanings:

(i) “EBITDA” means, with respect Must Have, Net Income for the applicable period plus, without duplication and to the extent deducted in calculating Net Income for such period, the sum of (a) Interest Expense for such period, (b) the sum of federal, state, local and foreign income taxes accrued or paid in cash during such period, (c) the amount of depreciation and amortization expense deducted in determining Net Income, minus (i) any extraordinary, unusual or non-recurring items increasing Net Income for such period and (ii) any non-cash items increasing Net Income for such period.

(ii) “Interest Expense” means, with respect to Must Have, total interest expense (including that portion attributable to capital leases in accordance with generally accepted accounting principles in the United Kingdom capitalized interest) premium payments, debt discount, fees, charges and related expenses with respect to all outstanding Indebtedness of Must Have, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances, in each case whether or not paid in cash during such period.

(iii) “Net Income” means with respect to Must Have, for any period, the net income (or loss) of Must Have, determined in accordance with generally accepted accounting principles in the United Kingdom, during the period for which the net income (or loss) of Must Have is being calculated.

(iv) “Management Accounts” means the unaudited management accounts of Must Have, comprising a balance sheet as at the relevant date of the accounts and a profit and loss account for the relevant period, prepared in accordance with the terms of this Guarantee.

3.21. Operations of Must Have.

(i) The Company shall not cause or permit Must Have to Transfer any of its assets, business or other property, whether now owned or hereinafter acquired, or issue or sell any Equity Interests of Must Have to any person (including, without limitation, the Company or any other Subsidiary of the Company), except (i) dispositions of obsolete or worn-out property in the ordinary course of business and (ii) the sale of inventory in the ordinary course of business.  “Transfer” means any sale, assignment, license, pledge, transfer, hypothecation or other disposition, conveyance or encumbrance.

(ii) The Company shall cause Must Have to conduct its business in the ordinary course of business consistent with past practice prior to the consummation of the transactions contemplated by the Acquisition Agreements and shall preserve and maintain intact Must Have’s current business organization, operations and franchise and preserve the rights, franchises, goodwill and relationships of its employees, customers, suppliers, regulators and others having relationships with Must Have.

(iii) During the period commencing on the date of this Agreement and expiring on the date that is 120 days after the date hereof, the Company shall use its reasonable best efforts to cause [                            ]to devote such time reasonably required to transition the management of the business of Must Have to the Company.

(iv) The Company shall not cause or permit (i) Must Have to commingle its assets with the assets of the Company or any other Subsidiary of the Company or otherwise use its assets or other property for the benefit of any other Person (including, without limitation, the Company or any other Subsidiary of the Company) and/or (ii) the business of Must Have to be run through any entity other than Must Have.

(v) The Company will not take any action, or fail to take any action that could materially diminish the business of Must Have or divert the business of Must Have to any other Person (including, without limitation, the Company or any other Subsidiary).

3.22. Further Assurances.  Following the Closing Date, the Company shall, and shall cause its Subsidiaries, from time to time, at their own expense, to promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary and that the Agent (as defined in the Security Documents) may reasonably request, in order to perfect and protect the Security Interests (as defined in the Security Documents) granted or purported to be granted under the Security Documents or to enable the Agent and Purchasers to exercise and enforce their rights and remedies hereunder with respect to any of the Collateral (as defined in the Security Documents).  Without limiting the foregoing or any provision of the Security Documents, the Company shall, and shall cause its Subsidiaries to, cooperate with the Agent in connection with perfecting liens in Collateral after the Closing Date and take such actions reasonably requested by the Agent in order to perfect such liens.

ARTICLE 4

CONDITIONS

4.1. Conditions Precedent to the Obligation of the Company to Close and to Sell the Notes.  The obligation hereunder of the Company to close and issue and sell the Notes to the Purchasers at the Closing is subject to the satisfaction or waiver, at or before the Closing of the conditions set forth below.  These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of the Purchasers’ Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Purchasers.  Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date.

(c) No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Delivery of Purchase Price.  Each Purchaser shall have delivered to the Company its respective Purchase Price, as listed on Exhibit A hereto, for the Notes purchased by such Purchaser.

(e) Delivery of Transaction Documents.  The Transaction Documents to be executed by the Purchasers shall have been duly executed and delivered by the Purchasers to the Company.

4.2. Conditions Precedent to the Obligation of each Purchaser to Close and to Purchase the Notes.  The obligation hereunder of each Purchaser to purchase the Notes and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below.  These conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser (for itself and not for any other Purchaser) at any time in their sole discretion.

(a) Accuracy of the Company’s Representations and Warranties.  The representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all material respects as of the date when made and as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Company; Execution and Delivery.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  The Company and each other Purchaser shall have executed and delivered each of the Transaction Documents.

(c) No Suspension, Etc.  The shares of Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(d) No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary or any Purchaser, or any of the officers, directors or affiliates of the Company or any Subsidiary or any Purchaser seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f) Opinion of Counsel.  The Purchasers shall have received an opinion of counsel to the Company, dated the Closing Date, substantially in the form of Exhibit F hereto, with such exceptions and limitations as shall be reasonably acceptable to counsel to the Purchasers.

(g) Notes; Other Transaction Documents.  At or prior to the Closing, the Company shall have duly issued and delivered to the Purchasers the Notes (in such denominations as each Purchaser may request) in the amounts set forth on Exhibit A hereto. The other Transaction Documents to be executed by the Company and Subsidiaries shall have been duly executed and delivered by the Company to the Purchasers as well as evidence that any UCC or other filings required under the Security Agreement shall have been duly made.

(h) Must Have Transaction.  The transactions contemplated by the Acquisition Agreement shall have been consummated at or prior to the Closing Date and the Company shall have delivered to the Purchasers a certificate, signed by an executive officer of the Company and dated as of the Closing Date, stating the foregoing.

(i) Secretary’s Certificate. The Company shall have delivered to the Purchasers a certificate, signed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions adopted by its Board of Directors approving the transactions contemplated hereby, (ii) its charter, as in effect at the Closing Date, (iii) its bylaws, as in effect at the Closing Date, and (iv) the authority and incumbency of the officers executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(j) Officer’s Certificate. On the Closing Date, the Company shall have delivered to the Purchasers a certificate signed by an executive officer on behalf of the Company,  dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and performance of covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in paragraphs (a)-(i) and (k)-(m) of this Section 4.2 as of the Closing Date.

(k) Material Adverse Effect.  No change having a Material Adverse Effect shall have occurred.

(l) Approvals.  The Company shall have obtained all required consents and approvals of its Board of Directors to deliver and perform the Transaction Documents.

(m) Consent.  The Purchasers shall have received the Waiver and Consent, in the form attached hereto as Exhibit G, duly executed by the parties thereto and delivered to the Purchasers.

(n) Inter-creditor Agreement.  The Purchasers and the beneficiaries of the agreements described in clauses (ii) – (iv) of the definition of Acquisition Documents shall have entered into a mutually acceptable inter-creditor agreement.

ARTICLE 5

INDEMNIFICATION

5.1. General Indemnity.  The Company agrees to indemnify and hold harmless each Purchaser and its respective directors, officers, affiliates, members, managers, employees, agents, successors and assigns (collectively, “Indemnified Parties”) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by any Indemnified Party as a result of, arising out of or based upon (i) any inaccuracy in or breach of the Company’s representations or warranties in this Agreement; (ii) the Company’s breach of agreements or covenants made by the Company in this Agreement or any Transaction Document; (iii) any third party claims arising out of or resulting from the transactions contemplated by this Agreement or any other Transaction Document (unless such claim is based upon conduct by such Indemnified Party that constitutes fraud, gross negligence or willful misconduct); (iv) any breach by the Company of the Securities Act or the rules promulgated thereunder, or (v) any third party claims arising directly or indirectly out of such Indemnified Party’s status as owner of the Securities or the actual, alleged or deemed control or ability to influence the Company or any Subsidiary (unless such claim is based upon conduct by such Purchaser that constitutes fraud, gross negligence or willful misconduct). This provision shall survive the termination of this Agreement and the Transaction Documents.

5.2. Indemnification Procedure.  With respect to any third-party claims giving rise to a claim for indemnification, the Indemnified Party will give written notice to the Company of such third party claim; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the Company of its obligations under this Article 5 except to the extent that the Company is actually materially prejudiced by such failure to give notice. In case any such action, proceeding or claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the Company shall be entitled to participate in and, unless in the reasonable judgment of the Indemnified Party an actual conflict of interest between it and the Company exists with respect to such action, proceeding or claim (in which case the Company shall be responsible for the reasonable fees and expenses of one separate counsel for the Indemnified Parties), to assume the defense thereof with counsel satisfactory to the Indemnified Party.  In the event that the Company advises an Indemnified Party that it will not contest such a claim for indemnification hereunder, or fails, within 10 days of receipt of any indemnification notice to notify, in writing, such person or entity of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim.   In any event, unless and until the Company elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder.  The Company shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  If the Company elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense.  Notwithstanding anything in this Article 5 to the contrary, the Company shall not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof.  The indemnification obligations to defend the Indemnified Party required by this Article 5 shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the Indemnified Party shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification.  The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the Indemnified Party against the Company or others, and (b) any liabilities the Company may be subject to pursuant to the law.  In no event shall the Company be required to indemnify any Indemnified Party for its willful breach of any of the Transaction Documents as determined by a court of competent jurisdiction pursuant to a final and non-appealable order.

5.3. Contribution.  If the indemnification provided for in Section 5.1 is unavailable to any Indemnified Party thereunder in respect of any losses, liabilities, deficiencies, costs, damages or expenses (or actions in respect thereof) referred to in such Section, then the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, liabilities, deficiencies, costs, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and such Indemnified Party on the other.

ARTICLE 6

MISCELLANEOUS

6.1. Fees and Expenses.  The Company shall reimburse the Purchasers (or its designee) for all costs and expenses incurred by such Purchaser in connection with the negotiation, drafting and execution of the Transaction Documents and the transactions contemplated thereby (including all reasonable legal fees, travel, disbursements and due diligence in connection therewith and all fees incurred in connection with any necessary regulatory filings and clearances); provided, however, that the amount of such costs and expenses due to the Purchasers shall be reduced by an amount equal to $80,000, which has been previously advanced to the Purchasers.  In connection with the foregoing, the Company will deliver to the Purchasers (or its designee) $110,000 by wire transfer of immediately available funds on the Closing Date. In addition, the Company shall pay all reasonable fees and expenses incurred by any Purchaser in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys’ fees and expenses; provided, however, that in the event that the enforcement of this Agreement is contested and it is finally judicially determined that such Purchaser was not entitled to the enforcement of the Transaction Document sought, then the Purchaser seeking enforcement shall reimburse the Company for all fees and expenses paid pursuant to this sentence.  The Company shall be responsible for its own fees and expenses incurred in connection with the transactions contemplated by this Agreement, including the fees and expenses of the Placement Agents.  The Company shall pay all fees of its transfer agent, stamp taxes and other taxes and duties levied in connection with the delivery of the Securities to each Purchaser. This provision shall survive termination of this Agreement and the Transaction Documents.

6.2. Specific Performance; Consent to Jurisdiction; Venue.

(a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof without the requirement of posting a bond or providing any other security, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b) The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue.  The parties irrevocably consent to personal jurisdiction in the state and federal courts in New York County of the state of New York.  The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 6.2 shall affect or limit any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury.

6.3. Amendment.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and Purchasers holding at least a two-thirds of the outstanding principal amount of the Notes; provided, that if any Purchaser is materially adversely affected by such waiver or amendment, such waiver or amendment shall not be effective without the written consent of the adversely affected Purchaser.

6.4. Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) upon delivery by e-mail (if delivered on a Business Day during normal business hours where such notice is to be received) upon recipient’s actual receipt and acknowledgement of such e-mail. The addresses for such communications shall be:

If to the Company:	Victory Electronic Cigarettes Corporation 11335 Apple Drive Nunica, Michigan 49448 Attention: Steve van der Velden Telephone No.: (616) 384-3272 Facsimile No.: E-mail:

with a copy to:	Robinson Brog Leinwand Greene Genovese & Gluck P.C. 875 Third Avenue, New York, New York 10022 Attention: David E. Danovitch, Esq. Telephone No.: (212) 603-6391 Facsimile No.: E-mail:

If to any Purchaser:	At the address of such Purchaser set forth on such Purchaser’s signature page

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

6.5. Waivers.  No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.  This provision constitutes a separate right granted to each Purchaser by the Company and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase disposition or voting of Securities or otherwise.

6.6. Headings.  The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

6.7. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  The Purchasers may assign the Securities and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.  The Company may not assign or delegate any of its rights or obligations hereunder or under any Transaction Document.

6.8. No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

6.9. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles that would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

6.10. Survival.  The covenants, agreements and representations and warranties of the Company under the Transaction Documents shall survive the execution and delivery hereof indefinitely.

6.11. Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.  Signature pages to this Agreement may be delivered by facsimile or other means of electronic transmission.

6.12. Publicity.  Subject to Section 3.8, the Company agrees that it will not disclose, and will not include in any public announcement, the names of the Purchasers without the consent of the Purchasers, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, the Purchasers consent to being identified in any filings the Company makes with the SEC to the extent required by law or the rules and regulations of the SEC.

6.13. Severability.  The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

6.14. Further Assurances.  From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents

6.15. Independent Nature of Purchasers’ Obligations and Rights.  The rights and obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchaser as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges, that each Purchaser has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

6.16. Time Is of the Essence.  Time is of the essence of this Agreement and each Transaction Document.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized officers as of the date first above written.

VICTORY ELECTRONIC CIGARETTES CORPORATION

By:
Name:
Title:

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: _____________________________________________________________

Signature of Authorized Signatory of Purchaser: ______________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Purchaser:_______________________________________________________

Fax Number of Purchaser: ________________________________________________________

Address for Notice of Purchaser: ___________________________________________________

Address for Delivery of Securities for Purchaser (if not same as address for notice): ______________________________________________________________________________

Purchase Price: $_________________

Please provide copies of notices under Section 6.4 to (which shall not constitute notice):

EXHIBIT A

LIST OF PURCHASERS AND AMOUNT OF NOTES

Purchaser	Purchase Price	Principal Amount of Note

A-1

EXHIBIT B

FORM OF NOTE

B-1

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

C-1

EXHIBIT D

FORM OF SECURITY AGREEMENT(S)

D-1

EXHIBIT E

FORM OF GUARANTEE

E-1

EXHIBIT F

OPINION OF COUNSEL TO COMPANY

F-1

EXHIBIT G

FORM OF WAIVER AND CONSENT

G-1